EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated February 9, 2000 in this Form S-4 and to all references to this firm in the Proxy Statement/Prospectus of Mustang.com, Inc. and Quintus Corporation. It should be noted that we have not audited any financial statements of Mustang.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                        /s/ ARTHUR ANDERSEN L.L.P.


Los Angeles, California
March 24, 2000


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